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                                                                      EXHIBIT 11

                   SCIENTIFIC-ATLANTA, INC., AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                   Three Months Ended              Six Months Ended
                                                               -----------------------------   ----------------------------
                                                               December 29,     December 30,   December 29,    December 30,
                                                                   1995             1994           1995           1994
                                                               ------------     ------------   ------------    ------------
WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING                                     76,379           76,019         76,699          75,800
        Add - Additional shares of common stock assumed
        issued upon exercise of options using the "treasury
        stock" method as it applies to the computation of
        primary earnings per share                                   969            2,212          1,297           2,123
                                                                 -------          -------        -------         -------

NUMBER OF COMMON AND COMMON
    EQUIVALENT SHARES OUTSTANDING                                 77,348           78,231         77,996          77,923
        Add - Additional shares of common stock assumed
        issued upon exercise of options using the "treasury
        stock" method as it applies to the computation of
        fully diluted earnings per share                              50               20             20             109
                                                                 -------          -------        -------         -------

NUMBER OF SHARES OUTSTANDING
    ASSUMING FULL DILUTION                                        77,398           78,251         78,016          78,032
                                                                 =======          =======        =======         =======

NET EARNINGS (LOSS) FOR PRIMARY
    AND FULLY DILUTED COMPUTATION
        Continuing Operations                                    $ 6,601          $15,505        $10,687         $27,518
        Discontinued Operations                                       --             (492)       (13,210)           (396)
                                                                 -------          -------        -------         -------
        Net Earnings (Loss)                                      $ 6,601          $15,013        $(2,523)        $27,122
                                                                 =======          =======        =======         =======

EARNINGS (LOSS) PER COMMON SHARE
    AND COMMON EQUIVALENT SHARE
      PRIMARY
        Continuing Operations                                    $  0.09          $  0.20        $  0.14         $  0.36
        Discontinued Operations                                       --          $ (0.01)       $ (0.17)        $ (0.01)
                                                                 -------          -------        -------         -------
        Net Earnings (Loss)                                      $  0.09          $  0.19        $ (0.03)        $  0.35
                                                                 =======          =======        =======         =======
      FULLY DILUTED
        Continuing Operations                                    $  0.09          $  0.20        $  0.14         $  0.36
        Discontinued Operations                                       --            (0.01)         (0.17)          (0.01)
                                                                 -------          -------        -------         -------
        Net Earnings (Loss)                                      $  0.09          $  0.19        $ (0.03)        $  0.35
                                                                 =======          =======        =======         =======




Note: In the three and six months ended December 29, 1995 the dilutive effect of equivalent shares derived from stock options was less than 3 percent and therefore, the equivalent shares were not included in the computation of earnings per share.





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